As filed with the Securities and Exchange Commission on March 5, 2019

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM S-8

REGISTRATION STATEMENT UNDER

 THE SECURITIES ACT OF 1933

____________________

Livent Corporation

(Exact name of registrant as specified in its charter)

Delaware		82-4699376
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
2929 Walnut Street Philadelphia, Pennsylvania, 19104 215-299-6000
(Address of Principal Executive Offices, Including Zip Code)
____________________
Livent Corporation Incentive Compensation and Stock Plan (Full title of the plan)
Sara Ponessa General Counsel and Secretary Livent Corporation 2929 Walnut Street Philadelphia, Pennsylvania, 19104 215-299-6000
(Name, address and telephone number, including area code, of agent for service)

____________________

With a copy to:
Michael Kaplan William Aaronson Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, par value $0.001 per share	2,000,000	$12.69	$25,380,000.00	$3,076.06

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers shares of common stock, $0.001 par value per share (“Common Stock”), of Livent Corporation (the “Company” or the “Registrant”) (i) underlying “Converted Awards” (as defined under the Livent Corporation Incentive Compensation and Stock Plan (the “Plan”)) and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of Common Stock that may become issuable under the Plan by reason of any stock dividend, stock split or other similar transaction.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act. The Proposed Maximum Offering Price Per Share is based on the average of the high and low sale prices for shares of Common Stock, as reported on the New York Stock Exchange on February 28, 2019.

(3)	Rounded up to the nearest penny.

EXPLANATORY NOTE

This Registration Statement has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering an additional 2,000,000 shares of Common Stock that are issuable at any time or from time to time under the Plan. Pursuant to General Instruction E, the contents of the Registration Statement on Form S-8 filed for the Plan with the Securities and Exchange Commission (the “Commission”) on October 10, 2018 (Registration No. 333-227776), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement, except as supplemented by the information set forth below.

PART I

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)   The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Commission on February 28, 2019 (Registration No. 001-38694);

(b)   All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2018; and

(c)   The description of the Registrant’s capital stock which is contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-38694), dated October 9, 2018, including any amendments or supplements thereto.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

The validity of the Common Stock registered hereunder has been passed upon for the Company by Sara Ponessa. As of March 5, 2019, Sara Ponessa, General Counsel and Secretary of the Company, beneficially owns no outstanding shares of Common Stock, holds 21,283 restricted stock units in respect of shares of Common Stock, and holds options to purchase 53,334 shares of Common Stock.

Item 8. Exhibits.

Exhibit Number
4.1	Certificate of Incorporation of Livent Corporation (incorporated herein by reference to Exhibit 3.1 to Livent Corporation’s Form S-1, filed on August 27, 2018 (Registration No. 333-227026))
4.2	By-Laws of Livent Corporation (incorporated herein by reference to Exhibit 3.2 to Livent Corporation’s Form S-1, filed on August 27, 2018 (Registration No. 333-227026))
5	Opinion of Sara Ponessa (filed herewith)
23.1	Consent of KPMG LLP (filed herewith)
23.2	Consent of Sara Ponessa (included in Exhibit 5)
24	Powers of Attorney (included in signature pages hereof)
99	Livent Corporation Incentive Compensation and Stock Plan (incorporated herein by reference to Exhibit 99 to Livent Corporation’s Form S-8, filed on October 10, 2018 (Registration No. 333-227776))

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on the 5th day of March, 2019.

LIVENT CORPORATION

By:	/s/ Paul W. Graves
	Name:	Paul W. Graves
	Title:	President, Chief Executive Officer and Director

 POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Paul W. Graves, Gilberto Antoniazzi, Ronald Stark, Sara Ponessa and Andrea E. Utecht, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Livent Corporation to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of one or more registration statements on Form S-8 under the Securities Act of 1933, as amended, including, specifically, but without limitation, power and authority to sign the name of the undersigned to any such registration statement, and any amendments to any such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul W. Graves	President, Chief Executive Officer	March 5, 2019
Paul W. Graves	and Director (principal executive officer)

/s/ Gilberto Antoniazzi	Vice President and	March 5, 2019
Gilberto Antoniazzi	Chief Financial Officer (principal financial officer)

/s/ Ronald Stark	Chief Accounting Officer	March 5, 2019
Ronald Stark

/s/ Pierre R. Brondeau	Chairman and Director	March 5, 2019
Pierre R. Brondeau

/s/ Michael F. Barry	Director	March 5, 2019
Michael F. Barry

/s/ G. Peter D’Aloia	Director	March 5, 2019
G. Peter D’Aloia

/s/ Steven T. Merkt	Director	March 5, 2019
Steven T. Merkt

/s/ Robert C. Pallash	Director	March 5, 2019
Robert C. Pallash

/s/ Andrea E. Utecht	Director	March 5, 2019
Andrea E. Utecht